Filed Pursuant to Rule 433

Registration Statement No. 333-184777

November 10, 2014

Final Term Sheet

Floating Rate Notes Due 2016

Dated November 10, 2014

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$700,000,000

Maturity Date:	November 9, 2016

Interest Payment Dates:	February 9, May 9, August 9 and November 9 of each year, commencing February 9, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 10 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 10 bps, determined as of the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market.

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $700,000,000

Redemption:	The Floating Rate Notes Due 2016 shall not be redeemable prior to their maturity

Trade Date:	November 10, 2014

Settlement Date:**	November 18, 2014 (T+5)

CUSIP / ISIN:	166764 AJ9 / US166764AJ95

Concurrent Debt Offerings:	The issuer is also offering $1,100,000,000 of its 1.345% Notes Due 2017, $650,000,000 of its Floating Rate Notes Due 2017, $750,000,000 of its 2. 193% Notes Due 2019, $400,000,000 of its Floating Rate Notes Due 2019 and $400,000,000 of its Floating Rate Notes Due 2021

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Barclays Capital Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by J.P. Morgan Securities LLC collect at 1-212-834-4533; calling Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

1.345% Notes Due 2017

Dated November 10, 2014

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$1,100,000,000

Maturity Date:	November 15, 2017

Coupon:	1.345%

Interest Payment Dates:	May 15 and November 15 of each year, commencing May 15, 2015

Benchmark Treasury:	0.875% due October 15, 2017

Benchmark Treasury Yield:	0.970%

Spread to Benchmark Treasury:	+37.5 bps

Yield to Maturity:	1.345%

Price to Public:	Per Note: 100%; Total: $1,100,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps

Trade Date:	November 10, 2014

Settlement Date:**	November 18, 2014 (T+5)

CUSIP / ISIN:	166764 AL4 / US166764AL42

Concurrent Debt Offerings:	The issuer is also offering $700,000,000 of its Floating Rate Notes Due 2016, $650,000,000 of its Floating Rate Notes Due 2017, $750,000,000 of its 2.193% Notes Due 2019, $400,000,000 of its Floating Rate Notes Due 2019 and $400,000,000 of its Floating Rate Notes Due 2021

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Barclays Capital Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Mitsubishi UFJ Securities (USA), Inc. RBS Securities Inc. Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc. Mizuho Securities USA Inc. RBC Capital Markets, LLC SG Americas Securities, LLC Standard Chartered Bank

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

Floating Rate Notes Due 2017

Dated November 10, 2014

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$650,000,000

Maturity Date:	November 15, 2017

Interest Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing February 17, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 17 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 17 bps, determined as the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market.

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $650,000,000

Redemption:	The Floating Rate Notes Due 2017 shall not be redeemable prior to their maturity

Trade Date:	November 10, 2014

Settlement Date:**	November 18, 2014 (T+5)

CUSIP / ISIN:	166764 AK6 / US166764AK68

Concurrent Debt Offerings:	The issuer is also offering $700,000,000 of its Floating Rate Notes Due 2016, $1,100,000,000 of its 1.345% Notes Due 2017, $750,000,000 of its 2.193% Notes Due 2019, $400,000,000 of its Floating Rate Notes Due 2019 and $400,000,000 of its Floating Rate Notes Due 2021

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Barclays Capital Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

2.193% Notes Due 2019

Dated November 10, 2014

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$750,000,000

Maturity Date:	November 15, 2019

Coupon:	2.193%

Interest Payment Dates:	May 15 and November 15 of each year, commencing May 15, 2015

Benchmark Treasury:	1.500% due October 31, 2019

Benchmark Treasury Yield:	1.643%

Spread to Benchmark Treasury:	+55 bps

Yield to Maturity:	2.193%

Price to Public:	Per Note: 100%; Total: $750,000,000

Optional Redemption:	Make-whole call: At the Adjusted Treasury Rate (as defined in the Preliminary Prospectus Supplement) plus 10 bps Par call: On or after October 15, 2019

Trade Date:	November 10, 2014

Settlement Date:**	November 18, 2014 (T+5)

CUSIP / ISIN:	166764 AN0 / US166764AN08

Concurrent Debt Offerings:	The issuer is also offering $700,000,000 of its Floating Rate Notes Due 2016, $1,100,000,000 of its 1.345% Notes Due 2017, $650,000,000 of its Floating Rate Notes Due 2017, $400,000,000 of its Floating Rate Notes Due 2019 and $400,000,000 of its Floating Rate Notes Due 2021

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Barclays Capital Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC

Co-Managers:	BNP Paribas Securities Corp. Citigroup Global Markets Inc. Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc. Deutsche Bank Securities Inc. HSBC Securities (USA) Inc. Mizuho Securities USA Inc. RBC Capital Markets, LLC SG Americas Securities, LLC Standard Chartered Bank

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

Floating Rate Notes Due 2019

Dated November 10, 2014

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$400,000,000

Maturity Date:	November 15, 2019

Interest Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing February 17, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 41 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 41 bps, determined as of the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market.

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $400,000,000

Redemption:	The Floating Rate Notes Due 2019 shall not be redeemable prior to their maturity

Trade Date:	November 10, 2014

Settlement Date:**	November 18, 2014 (T+5)

CUSIP / ISIN:	166764 AM2 / US166764AM25

Concurrent Debt Offerings:	The issuer is also offering $700,000,000 of its Floating Rate Notes Due 2016, $1,100,000,000 of its 1.345% Notes Due 2017, $650,000,000 of its Floating Rate Notes Due 2017, $750,000,000 of its 2.193% Notes Due 2019 and $400,000,000 of its Floating Rate Notes Due 2021

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Barclays Capital Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.

Final Term Sheet

Floating Rate Notes Due 2021

Dated November 10, 2014

Issuer:	Chevron Corporation

Aggregate Principal Amount Offered:	$400,000,000

Maturity Date:	November 15, 2021

Interest Payment Dates:	February 15, May 15, August 15 and November 15 of each year, commencing February 17, 2015

Initial Interest Rate:	Three-month LIBOR, determined as of two London Business Days prior to the original issue plus 53 bps

Interest Reset Periods:	Quarterly

Interest Rate Determination:	Three-month LIBOR plus 53 bps, determined as of the applicable interest determination date

Interest Determination Date:	Two London Business Days prior to the first day of the related interest period

London Business Day:	With respect to the notes, a “London Business Day” is any day on which dealings in United States dollars are transacted on the London interbank market.

Day Count Convention:	Actual/360

Calculation Agent:	Wells Fargo Bank, N.A., or its successor appointed by the Company

Price to Public:	Per Note: 100%; Total: $400,000,000

Redemption:	The Floating Rate Notes Due 2021 shall not be redeemable prior to their maturity

Trade Date:	November 10, 2014

Settlement Date:**	November 18, 2014 (T+5)

CUSIP / ISIN:	166764 AP5 / US166764AP55

Concurrent Debt Offerings:	The issuer is also offering $700,000,000 of its Floating Rate Notes Due 2016, $1,100,000,000 of its 1.345% Notes Due 2017, $650,000,000 of its Floating Rate Notes Due 2017, $750,000,000 of its 2.193% Notes Due 2019 and $400,000,000 of its Floating Rate Notes Due 2019

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Morgan Stanley & Co. LLC Barclays Capital Inc. Goldman, Sachs & Co. Wells Fargo Securities, LLC

Co-Managers:

BNP Paribas Securities Corp.

Citigroup Global Markets Inc.

Mitsubishi UFJ Securities (USA), Inc.

RBS Securities Inc.

Deutsche Bank Securities Inc.

HSBC Securities (USA) Inc.

Mizuho Securities USA Inc.

RBC Capital Markets, LLC

SG Americas Securities, LLC

Standard Chartered Bank

** Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless the parties to the trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes on the date of this term sheet or the next succeeding business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement and should consult their own advisors.

The issuer has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering in the United States to which this communication relates. Before you invest, you should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering in the United States. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities LLC collect at 1-212-834-4533; Merrill Lynch, Pierce, Fenner & Smith Incorporated toll-free at 1-800-294-1322; and Morgan Stanley & Co. LLC toll-free at 1-866-718-1649.